UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2002

InfoSpace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25131	97-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue N.E., Suite 1200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 201-6100

(Former name or former address, if changed since last report)

Item 5.    Other Events

On September 12, 2002, InfoSpace, Inc. (the “Company”) announced that at its Special Meeting of Stockholders on September 12, 2002, its stockholders approved a 1-for-10 reverse stock split of all outstanding shares of common stock. The reverse split became effective as of September 13, 2002, and the shares began trading on a post-split basis at the beginning of trading on September 13, 2002. The reverse split reduced the number of outstanding shares of the Company’s common stock to approximately 30.9 million.

The full text of the Company’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

99.1    Press Release dated September 12, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

By:	/S/ JOHN M. HALL
John M. Hall Senior Vice President, General Counsel and Secretary

Date: September 13, 2002

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 12, 2002.